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                                                                 EXHIBIT 10.44

                          AVALON PHARMACEUTICALS, INC.

                            INDEMNIFICATION AGREEMENT

      This Indemnification Agreement ("AGREEMENT") is effective as of _________ ___, 2005 by and between Avalon Pharmaceuticals, Inc., a Delaware corporation ("AVALON"), and _____________________ ("INDEMNIFIED PERSON").

      WHEREAS, Avalon desires to attract and retain the services of highly qualified individuals, such as Indemnified Person, to serve Avalon and its related entities;

      WHEREAS, in order to induce Indemnified Person to continue to provide services to Avalon as an officer or a member of the Board of Directors and in order to provide Indemnified Person with specific contractual assurance that indemnification will be available to Indemnified Person regardless of, among other things, any amendment or revocation of Avalon's Certificate of Incorporation or any acquisition transaction relating to Avalon, Avalon wishes to provide for the indemnification of, and the advancement of expenses to, Indemnified Person to the maximum extent permitted by law;

      WHEREAS, Avalon and Indemnified Person recognize the substantial increase in corporate litigation in general, subjecting Board Members, directors, officers, employees, agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited; and

      WHEREAS, in view of the considerations set forth above, Avalon desires that Indemnified Person shall be indemnified and advanced expenses by Avalon as set forth herein;

      NOW, THEREFORE, Avalon and Indemnified Person hereby agree as set forth below.

1.    Certain Definitions.

      (a) "Board Member" shall mean an individual (i) elected by stockholders of Avalon or (ii) appointed by members of its Board of Directors to serve on its Board of Directors.

      (b) "Change in Control" shall mean a change in the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of Avalon, or any successor in interest thereto, whether through the ownership of voting securities, by contract or otherwise. A rebuttable

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      presumption of a Change in Control shall be created by any of the following, which first occur after the date hereof, and Avalon shall bear the burden of proof to overcome such presumption: (i) any "person" (including, without limitation, any individual, sole proprietorship, partnership, trust, corporation, association, joint venture, or other entity, whether or not incorporated), or "group" of persons (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), becomes, after the date hereof, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; (ii) during any two (2) year period, individuals who constitute the Board at the beginning of such period, together with any new directors elected or appointed during the period whose election or appointment resulted from a vacancy on the Board caused by retirement, death, or disability of a director and whose election or appointment was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period, cease for any reason to constitute a majority of the Board; (iii) the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person; (iv) the Company consolidates with, or merges with or into another entity, or any entity consolidates with, or merges with or into, the Company (a "MERGER"), in which the owners of outstanding voting stock of the Company immediately prior to such Merger do not represent at least a majority of the voting power in the surviving entity after the Merger; or (v) the stockholders of the Company approve a plan of liquidation or dissolution.

            (c) "Claim" shall mean with respect to a Covered Event: any threatened, pending or completed action, suit, proceeding, arbitration or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnified Person in good faith believes might lead to the institution of any such action, suit, proceeding, arbitration or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other.

            (d) "Covered Event" shall mean any event or occurrence related to the fact that Indemnified Person is or was a Board Member, officer, employee, agent or fiduciary of Avalon, or any subsidiary or affiliate of Avalon, or is or was serving at the request of Avalon as a director, officer, partner (limited or general), member, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, limited liability company, trust, other enterprise or employee benefit plan, or by reason of any action or inaction on the part of Indemnified Person while serving in such capacity.

            (e) "Expenses" shall mean any and all expenses (including attorneys' fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on

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appeal), or preparing to defend, to be a witness in or to participate in, any action, suit, proceeding, arbitration, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by Avalon, which approval shall not be unreasonably withheld) of any Claim and any federal, state, local or foreign taxes imposed on the Indemnified Person as a result of the actual or deemed receipt of any payments under this Agreement.

            (f) "Expense Advance" shall mean a payment to Indemnified Person pursuant to SECTION 3 of Expenses in advance of the settlement of or final judgment in any action, suit, proceeding, arbitration, or alternative dispute resolution mechanism, hearing, inquiry or investigation which constitutes a Claim.

            (g) "Independent Legal Counsel" shall mean an attorney or firm of attorneys, selected in accordance with the provisions of SECTION 2(d) hereof, who shall not have otherwise performed services for Avalon or Indemnified Person within the last three years (other than with respect to matters concerning the rights of Indemnified Person under this Agreement, or of other Indemnified Persons under similar indemnity agreements).

            (h) References to "Avalon" shall include, in addition to Avalon Pharmaceuticals, Inc., any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which Avalon Pharmaceuticals, Inc. (or any of its wholly owned subsidiaries) is a party which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, managers, employees, agents or fiduciaries, so that if Indemnified Person is or was a director, officer, manager, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, manager, partner (general or limited), member, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, limited liability company, employee benefit plan, trust or other enterprise, Indemnified Person shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnified Person would have with respect to such constituent corporation if its separate existence had continued.

            (i) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on Indemnified Person with respect to an employee benefit plan; and references to "serving at the request of Avalon" shall include any service as a Board Member, officer, employee, agent or fiduciary of Avalon which imposes duties on, or involves services by, such Board Member, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if Indemnified Person acted in good faith and in a manner Indemnified Person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan,

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Indemnified Person shall be deemed to have acted in a manner "not opposed to the best interests of Avalon" as referred to in this Agreement.

            (j) "Reviewing Party" shall mean, subject to the provisions of
SECTION 2(d), any person or body appointed by the Board of Directors, and approved by the Indemnified Person, which approval shall not be unreasonably withheld, in accordance with applicable law to review Avalon's obligations hereunder and under applicable law, which may include a member or members of Avalon's Board of Directors, Independent Legal Counsel or any other person or body not a party to the particular Claim for which Indemnified Person is seeking indemnification.

            (k) "Section" refers to a section of this Agreement unless otherwise indicated.

      2.    Indemnification.

            (a) Indemnification of Expenses. Subject to the provisions of
SECTION 2(b) below, Avalon shall indemnify Indemnified Person for Expenses to the fullest extent permitted by law if Indemnified Person was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any Claim (whether by reason of or arising in part out of a Covered Event), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses.

            (b) Review of Indemnification Obligations. Notwithstanding the foregoing, in the event any Reviewing Party shall have determined (in a written opinion, in any case in which Independent Legal Counsel is the Reviewing Party) that indemnification of Indemnified Person hereunder would constitute a violation of applicable law, (i) Avalon shall have no further obligation under
SECTION 2(a) to make any payments to Indemnified Person not made prior to such determination by such Reviewing Party, and (ii) Avalon shall be entitled to be reimbursed by Indemnified Person (who hereby agrees to reimburse Avalon) for all Expenses theretofore paid to Indemnified Person to which Indemnified Person may not be indemnified hereunder without violating applicable law; provided, however, that if Indemnified Person has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnified Person is entitled to be indemnified hereunder, any determination made by any Reviewing Party that indemnification of Indemnified Person hereunder would constitute a violation of applicable law shall not be binding and Indemnified Person shall not be required to reimburse Avalon for any Expenses theretofore paid in indemnifying Indemnified Person until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnified Person's obligation to reimburse Avalon for any Expenses shall be unsecured and no interest shall be charged thereon.

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            (c) Indemnified Person Rights on Unfavorable Determination; Binding
Effect. If any Reviewing Party determines that indemnification of Indemnified Person hereunder in whole or in part would constitute a violation of applicable law, Indemnified Person shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by such Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and, subject to the provisions of SECTION 17, Avalon hereby consents to service of process and to appear in any such proceeding. Absent such litigation, any determination by any Reviewing Party shall be conclusive and binding on Avalon and Indemnified Person.

            (d) Selection of Reviewing Party; Change in Control. If there has not been a Change in Control, any Reviewing Party shall be selected by the Board of Directors, and approved by Indemnified Person, which approval shall not be unreasonably withheld, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of Avalon's Board of Directors who were Board Members immediately prior to such Change in Control), any Reviewing Party with respect to all matters thereafter arising concerning the rights of Indemnified Person to indemnification of Expenses under this Agreement or any other agreement or under Avalon's Certificate of Incorporation as now or hereafter in effect, or under any other applicable law, if desired by Indemnified Person, shall be Independent Legal Counsel selected by Indemnified Person and approved by Avalon (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to Avalon and Indemnified Person as to whether and to what extent indemnification of Indemnified Person hereunder would constitute a violation of applicable law and Avalon agrees to abide by such opinion. Avalon agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. Notwithstanding any other provision of this Agreement, Avalon shall not be required to pay Expenses of more than one Independent Legal Counsel in connection with all matters concerning a single Indemnified Person, and such Independent Legal Counsel shall be the Independent Legal Counsel for any or all other Indemnified Persons unless (i) Avalon otherwise determines or (ii) any Indemnified Person shall provide a written statement setting forth in detail a reasonable objection to such Independent Legal Counsel representing other Indemnified Persons.

            (e) Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement other than SECTION 11 hereof, to the extent that Indemnified Person has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Claim, Indemnified Person shall be indemnified against all Expenses incurred by Indemnified Person in connection therewith.

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      3.    Expense Advances.

            (a) Obligation to Make Expense Advances. Upon receipt of a written undertaking by or on behalf of the Indemnified Person to repay such amounts if it shall ultimately be determined that the Indemnified Person is not entitled to be indemnified therefore by Avalon hereunder under applicable law, Avalon shall make Expense Advances to Indemnified Person.

            (b) Form of Undertaking. Any obligation to repay any Expense Advances hereunder pursuant to a written undertaking by the Indemnified Person shall be unsecured and may be accepted without reference to financial ability to make the repayment and no interest shall be charged thereon.

      4.    Procedures for Indemnification and Expense Advances.

            (a) Timing of Payments. All payments of Expenses (including without limitation Expense Advances) by Avalon to the Indemnified Person pursuant to this Agreement shall be made to the fullest extent permitted by law as soon as practicable after written demand by Indemnified Person therefor is presented to Avalon, but in no event later than thirty (30) days after such written demand by Indemnified Person is presented to Avalon, except in the case of Expense Advances, which shall be made no later than ten (10) business days after such written demand by Indemnified Person is presented to Avalon.

            (b) Notice/Cooperation by Indemnified Person. Indemnified Person shall give Avalon notice in writing as soon as practicable of any Claim made against Indemnified Person for which indemnification and/or Expense Advances, will or could be sought under this Agreement; provided, however, that the failure to so notify Avalon shall not relieve Avalon of its obligations hereunder except to the extent such failure has materially prejudiced Avalon. Notice to Avalon shall be directed to the Chief Executive Officer of Avalon at the address shown on the signature page of this Agreement (or such other address as Avalon shall designate in writing to Indemnified Person). In addition, each of the Indemnified Person and Avalon shall give the other party such information related to the Claim and cooperation as the other party may reasonably require and as shall be within such party's power.

            (c) No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnified Person did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by this Agreement or applicable law. In addition, neither the failure of any Reviewing Party to have made a

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determination as to whether Indemnified Person has met any particular standard of conduct or had any particular belief, nor an actual determination by any Reviewing Party that Indemnified Person has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnified Person to secure a judicial determination that Indemnified Person should be indemnified under this Agreement under applicable law, shall be a defense to Indemnified Person's claim or create a presumption that Indemnified Person has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by any Reviewing Party or otherwise as to whether the Indemnified Person is entitled to be indemnified and/or Expense Advances hereunder under applicable law, the burden of proof shall be on Avalon to establish that Indemnified Person is not so entitled.

            (d) Notice to Insurers. If, at the time of the receipt by Avalon of a notice of a Claim pursuant to SECTION 4(b) hereof, Avalon has liability insurance in effect which may cover such Claim, Avalon shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. Avalon shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnified Person, all amounts payable as a result of such Claim in accordance with the terms of such policies.

            (e) Selection of Counsel. In the event Avalon shall be obligated hereunder to provide indemnification for or make any Expense Advances with respect to the Expenses of any Claim, Avalon, if appropriate, shall be entitled to assume the defense of such Claim with counsel approved by Indemnified Person (which approval shall not be unreasonably withheld) upon the delivery to Indemnified Person of written notice of Avalon's election to do so. After delivery of such notice, approval of such counsel by Indemnified Person and the retention of such counsel by Avalon, Avalon will not be liable to Indemnified Person under this Agreement for any fees or expenses of separate counsel subsequently retained by or on behalf of Indemnified Person with respect to the same Claim; provided, that, (i) Indemnified Person shall have the right to employ Indemnified Person's separate counsel in any such Claim at Indemnified Person's expense and (ii) if (A) the employment of separate counsel by Indemnified Person has been previously authorized by Avalon, (B) Indemnified Person shall have reasonably concluded that there may be a conflict of interest between Avalon and Indemnified Person in the conduct of any such defense, or (C) Avalon shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnified Person's separate counsel shall be Expenses for which Indemnified Person may receive indemnification or Expense Advances hereunder.

            (f) Settlements. Avalon shall not be liable to indemnify Indemnified Person under this Agreement for any amounts paid in settlement of any Claim effected without Avalon's written consent. Avalon shall not settle any

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Claim in any manner that would impose any penalty or limitation on Indemnified
Person or that would require the acknowledgment of any wrongdoing by Indemnified Person without Indemnified Person's written consent. Neither Avalon nor Indemnified Person will unreasonably withhold consent to any proposed settlement.

      5.    Additional Indemnification Rights; Nonexclusivity.

            (a) Scope. Avalon hereby agrees to indemnify the Indemnified Person to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, Avalon's Certificate of Incorporation or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a director, officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnified Person shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its Board of Directors or a director, officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder except as set forth in SECTION 11(a) hereof.

            (b) Nonexclusivity. The indemnification and the payment of Expense Advances provided by this Agreement shall be in addition to any rights to which Indemnified Person may be entitled under Avalon's Certificate of Incorporation or bylaws, any other agreement, any vote of stockholders or disinterested Board Members, the General Corporation Law of the State of Delaware or otherwise. The indemnification and the payment of Expense Advances provided under this Agreement shall continue as to Indemnified Person for any action taken or not taken while serving in an indemnified capacity even though subsequent thereto Indemnified Person may have ceased to serve in such capacity.

      6. Allowance for Compliance with SEC Requirements. Indemnified Person acknowledges that the Securities and Exchange Commission ("SEC") has expressed the opinion that indemnification of directors and officers from liabilities under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is against public policy as expressed in the Securities Act and, is therefore, unenforceable. Indemnified Person hereby agrees that it will not be a breach of this Agreement for Avalon to undertake with the SEC in connection with the registration for sale of any stock or other securities of Avalon from time to time that, in the event a claim for indemnification against such liabilities (other than the payment by Avalon of expenses incurred or paid by a director, officer, employee, agent or fiduciary of Avalon in the successful defense of any action, suit or proceeding) is asserted in connection with such stock or other securities being registered, Avalon will, unless

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in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. Indemnified Person further agrees that such submission to a court of competent jurisdiction shall not be a breach of this Agreement.

      7. No Duplication of Payments. Avalon shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnified Person to the extent Indemnified Person has otherwise actually received payment from or on behalf of Avalon (under any insurance policy, provision of Avalon's Certificate of Incorporation or otherwise) of the amounts otherwise payable hereunder.

      8. Partial Indemnification. If Indemnified Person is entitled under any provision of this Agreement or otherwise to indemnification by Avalon for some or a portion of Expenses incurred in connection with any Claim, but not, however, for all of the total amount thereof, Avalon shall nevertheless indemnify Indemnified Person for the portion of such Expenses to which Indemnified Person is entitled.

      9. Mutual Acknowledgment. Both Avalon and Indemnified Person acknowledge that in certain instances, federal law or applicable public policy may prohibit Avalon from indemnifying its Board Members, officers, employees, agents or fiduciaries under this Agreement or otherwise. Indemnified Person understands and acknowledges that Avalon has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of Avalon's right under public policy to indemnify Indemnified Person.

      10. Liability Insurance. To the extent Avalon maintains liability insurance applicable to Board Members, officers, employees, agents or fiduciaries, Indemnified Person shall be covered by such policies in such a manner as to provide Indemnified Person the same rights and benefits as are provided to the most favorably insured of Avalon's Board Members, if Indemnified Person is a Board Member; or of Avalon's officers, if Indemnified Person is not a Board Member of Avalon but is an officer; or of Avalon's key employees, agents or fiduciaries, if Indemnified Person is not an officer or Board Member but is a key employee, agent or fiduciary. Upon any Change in Control, Avalon shall obtain continuation and/or "tail" coverage for Indemnified Person to the maximum extent obtainable at such time.

      11. Exceptions. Notwithstanding any other provision of this Agreement, Avalon shall not be obligated pursuant to the terms of this Agreement:

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            (a) Excluded Action or Omissions. To indemnify or make Expense
Advances to Indemnified Person with respect to Claims arising out of acts, omissions or transactions for which Indemnified Person is prohibited from receiving indemnification under the Delaware General Corporation Law.

            (b) Claims Initiated by Indemnified Person. To indemnify or make Expense Advances to Indemnified Person with respect to Claims initiated or brought voluntarily by Indemnified Person and not by way of defense, counterclaim or crossclaim, except (i) with respect to actions or proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under Avalon's Certificate of Incorporation now or hereafter in effect relating to Claims for Covered Events,
(ii) in specific cases if the Board of Directors has approved the initiation or bringing of such Claim, or (iii) as otherwise required under Section 145 of the Delaware General Corporation Law, regardless of whether Indemnified Person ultimately is determined to be entitled to such indemnification, Expense Advances, or insurance recovery, as the case may be.

            (c) Lack of Good Faith. To indemnify Indemnified Person for any Expenses incurred by the Indemnified Person with respect to any action instituted (i) by Indemnified Person to enforce or interpret this Agreement, if a court having jurisdiction over such action determines as provided in SECTION 14 that each of the material assertions made by the Indemnified Person as a basis for such action was not made in good faith or was frivolous, or (ii) by or in the name of Avalon to enforce or interpret this Agreement, if a court having jurisdiction over such action determines as provided in SECTION 14 that each of the material defenses asserted by Indemnified Person in such action was made in bad faith or was frivolous.

            (d) Claims Under Section 16(b). To indemnify Indemnified Person for Expenses and the payment of profits arising from the purchase and sale by Indemnified Person of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

      12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

      13. Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of Avalon), spouses, heirs and personal and legal representatives. Avalon shall require and cause any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of Avalon, by written agreement in form and substance satisfactory to Indemnified Person, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Avalon

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would be required to perform if no such succession had taken place. This
Agreement shall continue in effect regardless of whether Indemnified Person continues to serve as a Board Member, director, officer, employee, agent or fiduciary (as applicable) of Avalon or of any other enterprise at Avalon's request.

      14. Expenses Incurred in Action Relating to Enforcement or Interpretation. In the event that any action is instituted by Indemnified Person under this Agreement or under any liability insurance policies maintained by Avalon to enforce or interpret any of the terms hereof or thereof, Indemnified Person shall be entitled to be indemnified for all Expenses incurred by Indemnified Person with respect to such action (including, without limitation, attorneys' fees), regardless of whether Indemnified Person is ultimately successful in such action, unless as a part of such action a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material assertions made by Indemnified Person as a basis for such action was not made in good faith or was frivolous; provided, however, that until such final judicial determination is made, Indemnified Person shall be entitled under SECTION 3 to receive payment of Expense Advances hereunder with respect to such action. In the event of an action instituted by or in the name of Avalon under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnified Person shall be entitled to be indemnified for all Expenses incurred by Indemnified Person in defense of such action (including without limitation costs and expenses incurred with respect to Indemnified Person's counterclaims and cross-claims made in such action), unless as a part of such action a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material defenses asserted by Indemnified Person in such action was made in bad faith or was frivolous; provided, however, that until such final judicial determination is made, Indemnified Person shall be entitled under SECTION 3 to receive payment of Expense Advances hereunder with respect to such action.

      15. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of Avalon against Indemnified Person, Indemnified Person's estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of Avalon shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

      16. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and signed for by the party addressed, on the date of such delivery, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice

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to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

      17. Consent to Jurisdiction. Avalon and Indemnified Person each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Court of Chancery of the State of Delaware in and for New Castle County, which shall be the exclusive and only proper forum for adjudicating such a claim.

      18. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including without limitation each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

      19. Choice of Law. This Agreement, and all rights, remedies, liabilities, powers and duties of the parties to this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware as applied to contracts between Delaware residents entered into and to be performed entirely in the State of Delaware without regard to principles of conflicts of laws.

      20. Subrogation. In the event of payment under this Agreement, Avalon shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnified Person, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable Avalon effectively to bring suit to enforce such rights.

      21. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

      22. Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

      23. No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnified Person any right to be retained in the employ of Avalon or any of its subsidiaries or affiliated entities.

                      SIGNATURES APPEAR ON FOLLOWING PAGE.

      IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

                                         AVALON PHARMACEUTICALS, INC.

                                         By:_________________________________
                                         Name:    Kenneth C. Carter, Ph.D.
                                         Title:   President and Chief
                                                  Executive Officer
                                         Address: 20358 Seneca Meadows Parkway
                                                  Germantown, MD  20876

                                         AGREED TO AND ACCEPTED

                                         INDEMNIFIED PERSON:

                                         By:_________________________________
                                                      (Signature)

                                         Name:_______________________________
                                                      (Print Name)

                                         Address: